UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): February 2, 2010
DENBURY RESOURCES INC.
(Exact name of Registrant as specified in its charter)
Delaware
(State or other jurisdiction
of incorporation or organization)

1-12935	20-0467835
(Commission File Number)	(I.R.S. Employer Identification No.)

5100 Tennyson Parkway Suite 1200 Plano, Texas (Address of principal executive offices)	75024 (Zip code)

Registrant’s telephone number, including area code: (972) 673-2000
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Explanatory Note:
The information filed hereby is an excerpt from the Registration Statement on Form S-3 filed by Denbury Resources Inc. (the “Company”) with the SEC on February 2, 2010, registering $1,000,000,000 in senior subordinated notes due 2020. This filing is being made to accommodate the incorporation by reference of the information contained herein into certain future registration statements to be filed by the Company on Form S-3 and existing and future registration statements of the Company filed or to be filed on Form S-8.
Item 8.01. Other Events.
The Company is hereby filing certain pro forma financial and reserves information relating to the merger of Encore Acquisition Company (“Encore”) with and into the Company pursuant to an Agreement and Plan of Merger dated October 31, 2009. The following unaudited combined pro forma financial and reserves information of the Company is attached:
•	Unaudited pro forma combined balance sheet as of September 30, 2009;

•	Unaudited pro forma combined statement of operations for the nine months ended September 30, 2009;

•	Unaudited pro forma combined statement of operations for the year ended December 31, 2008;

•	Notes to unaudited pro forma combined financial information; and

•	Summary pro forma combined oil and natural gas reserve data.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.
     The following exhibits are filed or furnished in accordance with the provisions of Item 601 of Regulation S-K:

Exhibit
Number	Description of Exhibit

99.1	Unaudited pro forma combined financial information of Denbury Resources Inc.

99.2	Summary pro forma combined oil and natural gas reserve data of Denbury Resources Inc. as of December 31, 2009.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Denbury Resources Inc. (Registrant)
Date: February 2, 2010	By:	/s/ Alan Rhoades
Alan Rhoades
Vice President - Accounting

EXHIBIT INDEX

Exhibit
Number	Description of Exhibit

99.1	Unaudited pro forma combined financial information of Denbury Resources Inc.

99.2	Summary pro forma combined oil and natural gas reserve data of Denbury Resources Inc. as of December 31, 2009.